Exhibit 99.4

“RCT” means the material omitted has been filed separately with the Securities and Exchange Commission with an application requesting confidential treatment.

LICENSE AGREEMENT

(GAMING DEVICES IN SUPERMARKETS)

                THIS LICENSE AGREEMENT (“Agreement”) is made as of the 22nd day of October, 2007, by and between New Albertson’s, Inc. a Delaware corporation (“Licensor”), and Cardivan Company, a Nevada corporation (“Licensee”).

WITNESSETH:

                WHEREAS, Licensor is the owner and operator of supermarkets in the State of Nevada; and

                WHEREAS, Licensee is a duly licensed operator of gaming devices in the State of Nevada; and

                WHEREAS, Licensor desires to grant a license to Licensee to use, and Licensee desires to accept from Licensor, on the terms and conditions hereinafter set forth, certain floor space located in Licensor’s supermarkets described on Exhibit “A” attached hereto and incorporated herein by reference, together with additional supermarkets in Clark County, Nevada opened by Licensor either under the same banners as those Stores listed on Exhibit “A” operate under from time to time or under a different banner but with the same full-service grocery format as those Stores listed on Exhibit “A” during the term of this Agreement (“Additional Supermarkets”), for the operation of gaming devices.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.                                      License.

a.                          Licensor hereby grants to Licensee a license (“License”) for the operation of gaming devices (“Machines”) (i) in each of the supermarkets designated on Exhibit “A,” together with any Additional Supermarkets in Clark County, Nevada opened or acquired by Licensor after the date of this Agreement but prior to March 1, 2008

(individually, an “Existing Store” and, collectively, the “Existing Stores”), and (ii) subject to the provision below, in any Additional Supermarkets in Clark County, Nevada opened or acquired by Licensor on or after March 1, 2008 (individually a “New Store” and, collectively, the “New Stores”).  For the purposes of this Agreement, neither a New Store nor an Existing Store shall include (a) any supermarket, together with any remodel, expansion remodel, or on-site  replacement, of any supermarket or grocery store being operated by any sister company or parent (direct or indirect) of Licensor, (b) any supermarket, together with any remodel, expansion remodel, or on-site or off-site replacement of such supermarket, which is either (1) acquired by Licensor subject to an agreement for the operation of gaming devices, or (2) subject to an agreement for the operation of gaming devices which is assumed, whether by operation of law or otherwise, by Licensor in connection with an acquisition, or (c) any fuel center, convenience store or other facility of any kind whatsoever owned or operated by Licensor which does not share a common public entrance with a Store or is not operated using a full-service grocery format (“Other Facility”).  The Existing Stores and New Stores are also hereinafter referred to, individually, as a “Store” and, collectively, as the “Stores.”

b.                          The “Licensed Premises” shall consist of the following: (i) for each Existing Store, the area currently occupied by the existing Machines, the approximate configuration and location of which is shown on the fixture plans attached hereto as Exhibit “A” and incorporated herein by this reference (“Fixture Plan”) and (ii) for each New Store, the area shown on the fixture plan approved by Licensor and provided to Licensee.  Licensee hereby approves the configuration and location of the Licensed Premises in the Existing Stores as shown on the Fixture Plan.  The Fixture Plan for each New Store shall be designed by Licensor to provide adequate space for the Minimum Number of

Machines (as defined in Paragraph 1[c]).    The location of the Licensed Premises may be changed from time to time by Licensor subject to the conditions set forth in Paragraph 3(c)(iii) of this Agreement.

c.                            Unless otherwise agreed by the parties, the License granted herein shall be for the following number of Machines (“Minimum Number of Machines”): (i) for each Existing Store, the number of Machines designated on Exhibit “A” or such lesser number if mandated by the applicable local, state of federal governmental authority, (ii) for each Existing Store or New Store opened or acquired by Licensor after the date of this Agreement, RCT or such lesser number if mandated by the applicable local, state or federal governmental authority.

2.                                      Term.

a.                            Subject to Paragraph 2(c) below, the term of this Agreement for the Existing Stores shall commence on March 1, 2008 (“Effective Date”) and shall terminate on the earlier of: (i) 11:59 p.m. on RCT, or (ii) on the date Licensor permanently ceases supermarket operations at all of the Stores, whichever first occurs (the “Termination Date”).

b.                           The term of this Agreement for each New Store shall commence on the date Licensor first opens or reopens the Store for business to the public and shall terminate on the Termination Date; provided, however, that, in the event Licensor has not taken all steps required to permit Licensee to commence operations at such Store as of the date specified above, the term of this Agreement for such Store shall not commence until all such steps have been taken.

c.                            Licensee agrees that Licensor has the right at any time, in its sole and absolute discretion, to temporarily or permanently cease its supermarket operations at the Store(s).  In the event Licensor permanently ceases its supermarket operations at a Store, this Agreement shall terminate as to such Store as of the date of permanent cessation of Licensor’s supermarket operations, and both parties shall thereafter be released from all further obligations hereunder as to such Store.

3.         Payment.  In consideration of the rights granted herein, Licensee agrees to pay to Licensor during the term of this Agreement the following amounts:

a.                         Existing Stores.   For each Existing Store, a license fee in the amount designated on Exhibit “B” attached hereto and incorporated herein by reference or, for any Existing Store opened after RCT, a license fee determined pursuant to subsection ii below (“License Fees”).

b.                       New Stores.  The License Fee for any New Store (or Existing Store opened after the signing of this Agreement) shall be equal to the License Fees paid for Existing Stores operating the Minimum Number of Machines as the New Store.  The License Fees for any New Store located in a county where no Existing Stores are located shall be not less than the license fee Licensee pays in a comparable retail store in the county where the New Store is located.  If Licensee is not operating any slot concessions in a comparable retail store in the county where the New Store is located, then the License Fee shall be mutually agreed upon by the parties, taking into consideration all relevant factors. The License Fees for a New Store shall be payable commencing on the date that the New Store is opened for business by Licensor.  In the event the parties have not agreed on the License Fees for such New Store at least RCT prior to its projected opening date, either party shall have the right to terminate this Agreement as to such New Store by giving a RCT written notice to the other party and this Agreement as to such New Store shall terminate on the expiration of said RCT notice unless, prior to the expiration of said RCT period, the parties agree on the License Fee for such New Store.

c.                        The parties agree and understand that the License Fees for each Store as set forth on Exhibit “B” assume that (i) the hours of operation of such Store will not be materially changed from the hours of operation shown on Exhibit “A,” (ii) the location of the Licensed Premises will be substantially as shown on the Fixture Plans for the Existing Stores opened as of the date of this Agreement or for Existing Stores not opened as of the date of this Agreement or New Stores, as near as practicable to the Store’s public entrances and checkstands, (iii) the size of the Licensed Premises will not be materially reduced, (iv) the size of the Store will not be materially changed, (v) the format (full service grocery store) of the Store will not be materially changed, (vi) smoking is not permitted in the Stores (including the Licensed Premises) but is permitted in casinos and bars that do not serve food, and (vii) there shall be no material change by any local, state or federal governmental authority in any law, rule or regulation specifically affecting the gaming industry (as opposed to any law, rule or regulation of general applicability including, but not limited to, any increase in tax rates based on Licensee’s gross income from all sources).  In the event of (i) any material change in the hours of operation of a Store, (ii) a material change in size or location of the Licensed Premises, (iii) a material change in size of the Store, or (iv) a material change in any law, rule or regulation specifically affecting the gaming industry, which change materially affects Licensee’s revenues in the Store, the parties agree to negotiate in good faith an adjustment of the License Fees for any such affected Store taking into consideration all relevant factors including, without limitation, customer count, size of Store, and Licensee’s revenue per Machine in the Store.  In the event either party determines that an adjustment in License Fees is required as a result of the occurrence of an event described in this Subparagraph, such party shall provide written notice of such event (“Event Notice”) to the other party within sixty (60) days after the date of occurrence of such event, failing which any right of adjustment resulting from the occurrence of such event shall be deemed waived.  In the event the parties have not agreed on an adjustment of the License Fees for any such affected Store within one hundred eighty (180) days following receipt of the Event Notice, then the adjustment shall be subject to the provisions of Paragraph 26 and the parties agree to be bound by such decision.

d.                        With respect to (vi) above dealing with smoking, should the current smoking ban in effect in all gaming areas of grocery stores in Nevada be overturned, voided, ruled invalid or otherwise eliminated, or should the smoking ban extend to gaming floors of casinos throughout Nevada or throughout Clark County, Nevada, the parties agree that nine (9) months following the effective date of any such change, Licensee shall conduct a review of revenues derived from the Stores. The review will compare the gross revenues from the Stores derived in the most recent six (6) month period (“Recent Period”) against the identical six month period in the immediate prior calendar year (“Base Period”).  In the event the gross revenues for the Recent Period have increased by RCT or more, in the aggregate, from the gross revenues in the identical six (6) month Base Period, the License Fees will be accelerated to the next level of payment commencing on the first day of the month following the Recent Period (“Adjustment Date”).  For illustration purposes only, if the Adjustment Date occurs in the first or second year, then the License Fees commencing on the Adjustment Date would accelerate to $RCT per month per Store for the remaining period of the first and second year and the License Fees for the third, fourth and fifth year shall be $RCT per month per Store. The review will only consist of Stores that were open for the full amount of both the Recent Period and Base Period and the results shall be certified by an independent, nationally recognized accounting firm.

e.                         License Fees shall be due and payable in equal monthly installments in advance without notice or demand on or before the first day of each month.  License fees for any partial month shall be prorated.

f.                           All payments shall be made to Licensor and the remittance shall specify that the payments are for Nevada Gaming and shall be mailed to Licensor ℅ SUPERVALU, P.O. Box 958844, St. Louis MO 63195-8844, (for U.S. Mail) or SUPERVALU, Box 958844, ℅ US Bank, 1005 Convention Plaza, Lockbox 958844, St. Louis MO 63101 (for overnight delivery), or to such other person or address designated in writing by Licensor.

4.         Taxes.  Licensee agrees to pay during the term of this Agreement all taxes and assessments levied or assessed against the Machines and any other personal property placed on the Licensed Premises by Licensee, together with all fees and other charges now or hereafter required to be paid to any local, state or federal governmental authority for the ownership, operation, maintenance, repair or replacement of the Machines or any other personal property placed on the Licensed Premises by Licensee.

5.         Operation.  Licensee agrees to use the Licensed Premises in the Stores for the sole purpose of operating the Machines and will at all times conduct its business in a first-class, business-like and attractive manner, including, without limitation, (i) maintaining, at its sole expense, the Licensed Premises, the Machines, any other personal property placed in the Licensed Premises in good condition and repair; and (ii) replacing, at its sole expense, any out-of-date Machines or games with up-to-date Machines or games.  Licensee agrees at all times during the term of this Agreement to keep the Minimum Number of Machines in each of the Stores, which Machines shall be available for use by the public at all times that the Stores are open for business to the public.

6.         Attendant.  Licensee agrees to have an attendant on duty on the Licensed Premises of each Store at all times that the Store is open for business to the public.

7.         Title to Fixtures.  All personal property (including, without limitation, the Machines) placed on the Licensed Premises by Licensee shall be and remain the personal property of Licensee, and upon the expiration or earlier termination of this Agreement, Licensee shall, within ten (10) days thereafter and at its sole expense, remove from the Store all such personal property and restore the Licensed Premises to its original condition, ordinary wear and tear excepted.

8.         Indemnification.  Each party hereto (“Indemnifying Party”) agrees to indemnify, defend and hold harmless the other party and said other party’s Related Parties (as defined below) (collectively, “Indemnified Parties”), from and against any and all liability, claims, damages, penalties, expenses (including reasonable costs and attorneys’ fees and reasonable costs and attorneys’ fees on any appeal), judgments, proceedings and causes of action of any kind whatsoever, imposed upon or asserted against the Indemnified Parties by a third party and arising out of or in any way connected with (i) the use or occupancy of the Store by the Indemnifying Party and/or its Related Parties, (ii) the injury to or death of any person or damage to or destruction of any property as to Licensee as the Indemnifying Party if occurring in the Licensed Premises and as to Licensor as the Indemnifying Party if occurring in the remaining portion of the interior of the Store, (iii) the negligent act or omission or willful misconduct of the Indemnifying Party, and/or its Related Parties, and/or  (iv) any alleged violation by the Indemnifying Party and/or its Related Parties of any law, statute, regulation or ordinance.  As used in this Agreement, (a) “Related Parties” means the officers, directors, shareholders, trustees, members, partners, limited partners, contractors, agents or employees of a party or any affiliate of such party, and (b) “Affiliate” of a party hereto shall mean any entity which, directly or indirectly, controls, is controlled by, or is under common control with such party.

9.                                      Insurance.

a.                           Licensee agrees to provide and maintain during the term of this Agreement, including any and all extensions hereof, commercial general liability insurance (including product liability, contract liability and broad form property damage endorsements) covering Licensee’s contractual liability under Paragraph 8 above and insuring Licensee against claims for personal injury, bodily injury or death, and property damage or destruction, occurring in, on or about the Licensed Premises and arising out of Licensee’s negligence.  Such insurance shall be written as the primary coverage with an insurer licensed to do business in the State of Nevada and with an A.M. Bests rating of A or better (or equivalent rating) and any insurance required to be carried hereunder by the other party shall be non-contributory with such primary coverage.  Licensor shall be named on the policy as an additional insured.  The limits of liability of such insurance shall not be less than

Two Million Dollars ($2,000,000) for personal injury or bodily injury or death of any one (1) or more persons in one (1) occurrence and Five Hundred Thousand Dollars ($500,000) with respect to damage to or destruction of property; or, in lieu of such coverage, a combined single limit (covering personal injury, bodily injury or death, and property damage or destruction) with a limit of not less than Five Million Dollars ($5,000,000) per occurrence.  Licensee shall furnish Licensor with evidence of such insurance.  The policies of such insurance shall provide that the insurance shall not be canceled without the giving of thirty (30) days prior written notice to Licensor.

b.                           Licensor agrees to provide and maintain during the term of this Agreement, including any and all extensions hereof, commercial general liability insurance (including product liability, contract liability and broad form property damage endorsements) covering Licensor’s contractual liability under Paragraph 8 above and insuring Licensor against claims for personal injury, bodily injury or death, and property damage or destruction, occurring in, on or about the Store and arising out of Licensor’s negligence.  Such insurance shall be written as the primary coverage with an insurer licensed to do business in the State of Nevada and with an A.M. Bests rating of A or better (or equivalent rating) and any insurance required to be carried hereunder by the other party shall be non-contributory with such primary coverage.  Licensee shall be named on the policy as an additional insured.  The limits of liability of such insurance shall not be less than Two Million Dollars ($2,000,000) for personal injury or bodily injury or death of any one (1) or more persons in one (1) occurrence and Five Hundred Thousand Dollars ($500,000) with respect to damage to or destruction of property; or, in lieu of such coverage, a combined single limit (covering personal injury, bodily injury or death, and property damage or destruction) with a limit of not less than Five Million Dollars ($5,000,000) per occurrence.  Licensor shall furnish Licensee evidence of such insurance.  The policies of such insurance shall provide that the insurance shall not be canceled without the giving of thirty (30) days prior written notice to Licensee.

c.                             All insurance which is required to be maintained hereunder may be provided under a blanket policy provided such policy otherwise complies with the requirement of this Agreement.  So long as a party hereunder has a net worth, determined in accordance with generally accepted accounting principles, in excess of  $50,000,000.00, all or any part of such insurance may be provided under such party’s program of self-insurance..

10.      Exclusive.  Licensee shall have the exclusive right during the term of this Agreement, including any and all extensions hereof, to operate gaming devices in the Stores.  No part of any Store shall at any time during the term of this Agreement, including any and all extensions hereof, be used or occupied by any other person for the purpose of operating gaming devices, with the exception of any state operated lotteries.  Anything in this Paragraph 10 (Exclusive) to the contrary notwithstanding, the exclusive right granted in this Paragraph 10 (Exclusive) as to any particular Store or Stores shall not commence until the date specified in Paragraph 2 (Term) and shall terminate upon termination of this Agreement as to such Store or Stores.

11.      Assignment.  Licensee may not assign this Agreement without the prior written consent of the Licensor, which consent shall not unreasonably be withheld.

12.      Compliance with Law.  Licensee shall conduct its business in such a manner as to comply with the requirements of all local, state and federal laws, rules and regulations applicable thereto (“Laws”).  Licensee agrees to make any and all alterations, repairs and changes to the Licensed Premises at its expense and after obtaining Licensor’s prior written consent, as required by any such Laws.

13.      Licenses and Permits.  Licensee agrees to obtain within one hundred twenty (120) days after Licensee’s receipt of written notice from Licensor, as to any New Store, all licenses and permits required for the operation of the Minimum Number of Machines in such Store.  Licensee agrees to make timely application for the applicable licenses and permits for each such Store, to diligently and continuously pursue approval and issuance of same, and to provide Licensor copies of all such licenses and permits within ten (10) days after Licensee’s receipt of request for same.  In the event Licensee fails to obtain all such licenses and permits as to any such Store within the applicable time period set forth above, Licensor shall have the option, at any time thereafter upon twenty (20) days written notice to Licensee and provided Licensee does not obtain all such licenses and permits prior to expiration of said twenty (20) day period, to terminate this Agreement only as to such Store, in which event this Agreement shall terminate as to such Store as of the date of expiration of such twenty (20) day period and both parties shall thereafter be released from all further obligations hereunder as to such Store.  The License Fees for any New Store not otherwise terminated are payable commencing on the date of the opening of the New Store for business.

Licensee agrees during the term of this Agreement to maintain in good standing all licenses and permits required for the operation of the Minimum Number of Machines in the Stores; provided, however, that in the event any such license or permit is revoked, for any reason (other than financial) beyond Licensee’s reasonable control to the extent that Licensee is prevented from performing any of the terms, covenants, conditions or agreements contained therein with respect to any Store or Stores, Licensee shall immediately notify Licensor and remove all of Licensee’s personal property (including, without limitation, the Machines) from such Store or Stores but shall remain liable for payments described in Paragraph 3 (Payment) for such Store or Stores for a period of one hundred twenty (120) days (or such shorter period of time as is required by Licensor to locate another operator and for such operator to open for business in such Store or Stores) after the date of receipt by Licensor of the notice of such revocation whereupon (i) this Agreement shall terminate only as to such Store or Stores as of the date of expiration of such one hundred twenty (120) day period (or such shorter period of time as is required by Licensor to locate another operator and for such operator to open for business in such Store or Stores), and (ii) both parties shall thereafter be released from all further obligations hereunder as to such Store or Stores.  Licensee agrees to provide Licensor with a copy of any notice of revocation of any Licensee’s licenses or permits required for the operation of the Machines in the Store within ten (10) days after Licensee’s receipt of same.

The one hundred (120) day time period set forth in the first paragraph of this Paragraph 13 (Licenses and Permits) shall be automatically extended for any period or periods of time equal to any period or periods of delay caused by strikes, lockouts, fire or other casualty, the elements or acts of God, refusal or failure of any governmental authority to issue all licenses and permits required for the operation of the Machines in the Stores (provided Licensee makes timely application for all applicable licenses and permits and thereafter diligently and continuously pursues approval and issuance of same), or other causes other than financial, beyond Licensee’s reasonable control.

14.      Alterations.  Licensee shall not make any additions, alterations or improvements to the Licensed Premises (including, without limitation, installation of wall and/or floor coverings and installation of signs on or about the Machines) (“Alterations”) without Licensor’s prior written approval, which approval shall not be unreasonably withheld or delayed.  Licensee acknowledges that the primary business of the Stores is the operation of a supermarket and agrees that Licensor shall not be deemed to have unreasonably withheld its approval to any Alterations if such Alterations are inconsistent with the general décor of the Store (as determined by Licensor in its sole and absolute discretion) or obstruct the visibility of the Store’s interior signage or departments.

15.      License Only.  Nothing herein contained shall be construed as constituting Licensor and Licensee as landlord and tenant, sublandlord and subtenant, co-partners or joint venturers.

16.      Quiet Possession.  Licensor covenants as to each Store that, from and after the date of commencement of the term of this Agreement as to such Store and so long as Licensee performs all of the terms, covenants, conditions and agreements of this Agreement, Licensee shall have quiet and peaceful possession of the Licensed Premises in such Store and enjoy all of the rights granted herein without interference from Licensor, or anyone having title paramount to Licensor.

17.      Default.

a.                            A party shall be deemed to be in default of this Agreement only upon the expiration of thirty (30) days (ten [10] days in the event of failure to pay money) from receipt of written notice from the other party specifying the particulars in which such party has failed to perform the obligations of this Agreement unless such party, prior to the expiration of said thirty (30) days (ten [10] days in the event of failure to pay money), has rectified the particulars specified in said notice.  However, such party shall not be deemed to be in default if such failure (except a failure to pay money) cannot be rectified within said thirty (30) day period and such party is using good faith and its best efforts to rectify the particulars specified in said notice.

b.                            Except where otherwise specifically stated herein to the contrary, in the event of a material default by Licensor (after notice and the opportunity to cure as set forth in subparagraph a. above) in the performance of any of the terms, covenants, conditions and agreements contained herein as to any Store or Stores, this Agreement as to any such Store or Stores, or as to all Stores, shall be terminated twenty (20) days after receipt by Licensor of  written notice from Licensee specifying Licensee’s intent to terminate such Store(s) from this Agreement,  unless Licensor has cured the default prior to the expiration of said twenty (20) day period.

c.                               Except where otherwise specifically stated herein to the contrary, in the event of a material default by Licensee (after notice and the opportunity to cure as set forth in subparagraph a. above) in the performance of any of the terms, covenants, conditions and agreements contained herein as to any Store or Stores, this Agreement as to any such Store or Stores, or as to all Stores, shall be terminated twenty (20) days after receipt by Licensee of written notice from Licensor, specifying Licensor’s intent to terminate such Store(s) from this Agreement, unless Licensee has cured the default prior to the expiration of said twenty (20) day period.  The failure of Licensee to pay License Fees in one or more Stores shall be deemed a material default and Licensor shall have the right to terminate this Agreement in part or in its entirety.  In the event of termination, Licensor may re-

enter the Licensed Premises, either with or without process or law, expel and remove from the Licensed Premises all of Licensee’s personal property (including, without limitation, the Machines), and repossess and enjoy the Licensed Premises without prejudice to any other rights or remedies provided by law.

18.      Waiver.  The failure of a party to insist upon strict performance of any of the terms, covenants, conditions or agreements contained herein shall not be deemed a waiver of any rights or remedies that said party may have, and shall not be deemed a waiver of any subsequent breach or default in the performance of any of the terms, covenants, conditions or agreements contained herein by the other party.

19.      Additional Remedies.  In addition to the remedies set forth in this Agreement, Licensor and Licensee shall have all other remedies provided by law to the same extent as if fully set forth herein word for word.  No remedy herein conferred upon, or reserved to Licensor or Licensee, shall exclude any other remedy herein or by law provided, but each shall be cumulative.

20.      Notice.  All notices given pursuant to this Agreement shall be in writing and shall be given by personal delivery, by United States mail or by United States express mail or other established express delivery service (such as Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the person and address designated below:

Licensor:	New Albertson’s, Inc.
250 E Parkcenter Boulevard
Boise ID 83706
P.O. Box 20
Boise ID 83726
	ATTN: Legal Dept.	(Nevada Stores)
(Store # )

Licensee:
Cardivan Company
5195 Las Vegas Blvd. S.
Las Vegas, Nevada 89119
	Attn:	President

With a copy to:
Cardivan Company
5195 Las Vegas Blvd. S.
Las Vegas, Nevada 89119
	Attn:	Sean T. Higgins
General Counsel

The person and address to which notices are to be given may be changed at any time by any party upon written notice to the other party.  All notices given pursuant to this Agreement shall be deemed given upon receipt.

                For the purpose of this Agreement, the term “receipt” shall mean the earlier to any of the following: (i) the date of delivery of the notice or other document to the address specified pursuant to this paragraph as shown on the return receipt; (ii) the date of actual receipt of the notice or other document by the person or entity specified pursuant to this paragraph; or (iii) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of (a) the date of the attempted delivery or refusal to accept delivery; (b) the date of the postmark on the return receipt; or (c) the date of receipt of notice of refusal or notice of non-delivery by the sending party.

21.      Captions and Headings.  The captions and headings in this Agreement are for reference only and shall not be deemed to define or limit the scope or intent of any of the terms, covenants, conditions or agreements contained herein.

22.      Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof.  The provisions of this Agreement shall be construed as a whole and not strictly for or against either party.

23.      Construction.  In construing the provisions of this Agreement and whenever the context so requires, the use of a gender shall include all other genders, the use of the singular shall include the plural, and the use of the plural shall include the singular.

24.      Joint and Several.  In the event any party hereto is composed of more than one person, the obligations of said party shall be joint and several.

25.      Third Party Beneficiary.  This Agreement is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a party hereto unless otherwise expressly provided herein.

26.          Choice of Law/Mediation/Arbitration.   This Agreement shall be governed by the laws of the State of Nevada.

                                                a.         Any controversy, claim, or dispute of whatever nature arising between the parties (a “Dispute”) shall be resolved by mediation or, failing mediation, by binding arbitration.  This agreement to mediate or arbitrate shall continue in full force and effect despite the expiration, rescission, or termination of this Agreement. Either party may begin the mediation process by giving a written notice to the other party setting forth the nature of the Dispute.  The parties shall attempt in good faith to resolve the Dispute by mediation within 60 days of receipt of that notice.

                                                b.         If the Dispute has not been resolved by mediation as provided above, or if a party fails to participate in a mediation, then the Dispute shall be resolved by binding arbitration in Las Vegas, Nevada.  The arbitration shall be undertaken pursuant to the substantive laws of the State of Nevada and the Federal Arbitration Act, and the decision of the arbitrator(s) shall be enforceable in any court of competent jurisdiction.  The parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge or jury.

                                                                                    c.         Any party may demand arbitration as provided above by sending written notice to the other party.  The arbitration and the selection of the arbitrator(s) shall be conducted in accordance with such rules as may be agreed upon by the parties, or, failing agreement within 30 days after arbitration is demanded, under the Commercial Arbitration Rules of the American Arbitration Association, as such rules may be modified by this agreement.  In any Dispute which involves more than one million dollars in damages, three arbitrators shall be used.  Unless the parties agree otherwise, they shall be limited in their discovery to directly relevant documents.  The arbitrator(s) shall resolve any discovery disputes.

                                                                                    d.         The arbitrator(s) shall have the authority to award actual money damages (with interest on unpaid amounts from the date due), specific performance, and temporary injunctive relief, but the arbitrator(s) shall not have the authority to award exemplary or punitive damages, and the parties expressly waive any claimed right to receive money damages in excess of its actual compensatory damages.  The costs of arbitration, but not the costs and expenses of the parties, shall be shared equally by the parties.  If a party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other party is entitled to costs, including reasonable attorney’s fees, for having to compel arbitration or defend or enforce the award.  Except as otherwise required by law, the parties agree to maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the Dispute.

                                                                                    e.         Notwithstanding the above, the parties recognize that certain business relationships could give rise to the need for one or more of the parties to seek emergency, provisional, or summary relief to repossess and sell or otherwise dispose of goods and/or fixtures, to prevent the sale or transfer of goods and/or fixtures, or to protect real or personal property from injury, and for temporary injunctive relief.  Immediately following the issuance of any such relief, the parties agree to the stay of any judicial proceedings pending mediation or arbitration of all underlying Disputes.

27.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument, and shall become effective only upon execution and delivery of one ore more counterparts (or a telecopy thereof) by each of the parties hereto.

EXECUTED as of the date first above written.

LICENSEE:		LICENSOR:
CARDIVAN COMPANY a Nevada corporation		NEW ALBERTSON’S, INC., a Delaware corporation

By:	/s/ Edward J. Herbst	By:	/s/ Peter J. Van Helden
Name:	Edward J. Herbst	Name:	Peter J. Van Helden
Title:	President	Title:	Executive Vice President Retail West

EXHIBIT “A”

EXISTING STORES

NEVADA GAMING STORE LIST (FUEL CENTER)

	Store #	Store Name	Location (City and State)	Hours of Operation	Current No. of Machines	Approx. Building Sq. Ft.
FUEL CENTERS OPEN
1	6002	Stephanie & Horizon	Henderson NV	5:00 am-11:00 am	RCT	1,989
2	6004	Flamingo & Durango	Las Vegas NV	6:00 am-9:30 pm	RCT	1,989
3	6006	Silverado & Maryland	Las Vegas NV	5:00 am-10:00 pm	RCT	1,989
4	6008	Bonanza & Lamb	Las Vegas NV	6:00 am-10:00 pm	RCT	1,989
5	6009	El Capitan & Farm	Las Vegas NV	2:00 am-1:00 am	RCT	1,989
6	6017	Eastern & Warm Springs	Las Vegas NV	5:00 am-10:00 pm	RCT	1,989
7	6059	Boulder Hwy	Las Vegas NV	5:00 am-10:00 pm	RCT	1,989
8	6061	Craig & Decatur	Las Vegas NV	5:00 am-12:00 am	RCT	1,989
9	6062	Desert Inn & Pecos	Las Vegas NV	5:00 am-9:00 pm	RCT	1,953

EXHIBIT “B”

GAMING LICENSE FEES FOR STORES

(Supermarkets)

STORES

Located in Clark County and

Pahrump

Year	Monthly Rental per Store
RCT	$ RCT
RCT	RCT
RCT	RCT
RCT	RCT
RCT	RCT

Located in Elko
RCT	$ RCT